SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2008

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)

No. 999 Ningqiao Road Jinqiao Export Processing Zone Pudong, Shanghai 201206 People’s Republic of China

(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834-9748
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 28, 2008, the Board of Directors (the “Board”) of China-Biotics, Inc. (the “Company”) designated and established three committees of the Company: the Audit Committee, the Nominating Committee and the Compensation Committee. The Board also approved and adopted charter documents for each of the three committees.

Dr. Chin Ji Wei, Dr. Due Wen Min and Mr. Simon Yick were appointed as the initial members of the Audit Committee. Mr. Song Jinan, Dr. Chin Ji Wei and Dr. Due Wen Min were appointed as the initial members of the Nominating Committee. Dr. Chin Ji Wei, Dr. Due Wen Min and Mr. Simon Yick were appointed as the initial members of the Compensation Committee.

The chairpersons of the Audit, Nominating and Compensation Committees are Mr. Simon Yick, Mr. Song Jinan and Dr. Due Wen Min, respectively.

The charters for the Audit, Nominating and Compensation Committees are included as Exhibits 99.1, 99.2 and 99.3, respectively, to this report and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Audit Committee Charter, adopted May 28, 2008.

99.2	Nominating Committee Charter, adopted May 28, 2008.

99.3	Compensation Committee Charter, adopted May 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA-BIOTICS, INC. (Registrant)

Date: June 2, 2008	By:	/s/ Song Jinan
Song Jinan
Chief Executive Officer, President, Treasurer and Secretary